Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ALLIED GOLD CORPORATION
Reporting Year	From	01/01/2025	To:	31/12/2025	Date submitted	28/05/2026
Reporting Entity ESTMA Identification Number	E070918		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jason LeBlanc				Date	28/05/2026
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	01/01/2025	To:	31/12/2025

Reporting Entity Name			ALLIED GOLD CORPORATION	Currency of the Report	USD

Reporting Entity ESTMA Identification Number			E070918

Subsidiary Reporting Entities (if necessary)

Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Côte d'Ivoire	Government of Côte d'Ivoire	Ivorian Anti Pollution Center	420,792	-	-	-	-	-	-	420,792	Centre Ivoirien Anti Pollution, Environmental tax
Côte d'Ivoire	Government of Côte d'Ivoire	General Directorate of Taxes	20,310,858	43,592,114	-	-	-	-	-	63,902,971	Direction Générale des Impôts
Côte d'Ivoire	Government of Côte d'Ivoire	General Directorate of Mines and Geology	237,098	8,991,496	169,188	-	-	-	-	9,397,782	Direction Générale des Mines et de la Géologie, Annual land tax and other tax
Côte d'Ivoire	Department of Divo	Local Mining Development Committee	-	-	-	-	-	-	2,003,385	2,003,385	Comités de Développement Local Minier (CDLM), Payment associated with 2024
Côte d'Ivoire	Government of Côte d'Ivoire	General Directorate of State Portfolio	-	-	-	-	-	2,408,147	-	2,408,147	Direction Generale du Portefeuille de l'Etat
Mali	Government of Mali	General Directorate of Large Enterprises (Taxes)	10,680,704	41,094,146	-	-	-	-	-	51,774,850	Direction Générale des Grandes Entreprises (Impôts)
Mali	Government of Mali	National Directorate of Lands and Registry	-	28,856,844	-	-	-	31,023,648	-	59,880,492	Direction Nationale des Domaines et du Cadastre. Includes $23,869,385 in-kind advance dividend valued based on gold distributed at prevalent market prices.
Mali	Government of Mali	Ministry of Economy and Finance	40,278,750	-	-	-	-	-	-	40,278,750	Final settlement paid to Ministry of Economy and Finance in association with the Protocol Agreement signed in 2024
Mali	Government of Mali	Municipality of Sadiola	-	-	178,316	-	-	-	891,384	1,069,699	Various payments incurred for the Community, including road construction
Ethiopia	Government of Ethiopia	Municipality of Assosa	-	-	78,508	-	-	-	157,972	236,480	Land fees, community support and infrastructure development

- Reportable payments have been disclosed in United States (“US”) dollars, which is the entity's functional currency. Payments in currencies other than US dollar were translated using the exchange rate at the time of payment or the annual average exchange rate. The average exchange rates for 2025 used are:

Additional Notes:	Currency	Average Exchange Rate
	West African CFA franc	581.30
	Ethiopian birr	138.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	01/01/2025	To:	31/12/2025
Reporting Entity Name	ALLIED GOLD CORPORATION				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E070918
Subsidiary Reporting Entities (if necessary)

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Côte d'Ivoire	Agbaou Gold Mine	454,060	15,405,278	44,984	-	-	-	775,710	16,680,033
Côte d'Ivoire	Bonikro-Hiré Gold Mines	20,514,687	37,178,331	124,204	-	-	2,408,147	1,227,675	61,453,044
Mali	Sadiola Gold Mine	50,959,454	39,157,450	128,528	-	-	7,154,263	-	97,399,694
Mali	Korali-Sud	-	30,793,540	49,788	-	-	23,869,385	891,384	55,604,097
Ethiopia	Kurmuk Gold Mine	-	-	78,508	-	-	-	157,972	236,480

- Reportable payments have been disclosed in United States (“US”) dollars, which is the entity's functional currency. Payments in currencies other than US dollar were translated using the exchange rate at the time of payment or the annual average exchange rate. The average exchange rates for 2025 used are:

Additional Notes[3]:	Currency	Average Exchange Rate
	West African CFA franc	581.30
	Ethiopian birr	138.01